Exhibit 10.1

CONSULTING AGREEMENT

          This Consulting Agreement ("Agreement") is made this 18th day of June, 2009 by and between Citadel EFT, a California corporation having its principal office at 1100 Irvine Blvd, Suite 322, Tustin, CA 92780, USA (hereinafter referred to as "Company") and Going Public having its principal office at 11440 West Bernardo Court, Suite 300, San Diego, California 92127, USA (hereinafter referred to as "Consultant"), either or both of which may also hereinafter be referred to respectively as "Party" or collectively as the "Parties" to this Agreement.

          WHEREAS the Company wishes to become publicly traded on the OTC Bulletin Board ("OTCBB") and Consultant is in the business of assisting companies to achieve the same.

          NOW THEREFORE In consideration of the mutual promises contained herein and on the terms and conditions hereinafter set forth, the Parties agree and covenant as follows:

1. SERVICES.

          1.1. Consultant shall assist and guide Company and pay all costs related to becoming a publicly traded company with its own trading symbol on the OTC Bulletin Board ("OTCBB"), including:

                   1.1.1. Preparation, legal review and filing of the S1 registration statement;

                    1.1.2. Answering all SEC comments including legal review;

                    1.1.3. Corporate document preparation

                    1.1.4. Guidance of corporate structuring;

                    1.1.5. Preparation of a private placement memorandum (PPM) under Rule 506 of Regulation D;

                    1.1.6. All Form D filings;

                    1.1.7. All U2 filings;

                    1.1.8. State blue sky filings;

                    1.1.9. Preparation of state blue sky log;

                    1.1.10. Causing a market maker to file the Form 211 thus ultimately receiving a stock symbol and achieving a quote by such market maker on behalf of the Company;

                    1.1.12. All costs, including legal costs and legal opinions shall be provided at Consultant's expense, except as specifically set forth herein.

          1.2. Consulting Scope. Consultant shall continue to assist Company for a minimum of six (6) months after Company becomes listed on the OTCBB on all issues important to public companies including but not limited to introductions to broker dealers, placement agents, investment bankers and underwriters; introductions to additional market makers, if needed; introductions to investor relation and public relations firms/contacts; introductions to website developers, and introductions to attorneys, accountants, and other specialized consultants. In addition, Consultant shall review funding agreement terms, structure, and contracts submitted to Company. Consultant shall generally offer its assistance and advice in structuring and developing the Company and its website and other , plans for future growth and stability, and shall advise Company on its methods and means to improve its operations as a public company.

          1.3. Consultant hereby agrees to create a professional full-page company profile, such profile to be featured on a high-traffic stock profile website with a guarantee of 10,000 unique non-invasive company profile visits. Other services may be provided by other promotional companies in addition to those discussed here. The obligation of Consultant under this Paragraph will not be due Company until Company is publicly traded and until Consultant, or it's designees have full unencumbered possession of the equity position discussed in paragraph 2, herein, and after such shares are free trading.

2. COMPENSATION.

          2.1. Cash Fee. FOR VALUE RECEIVED, Company and its Controlling Shareholders hereby agrees to pay a consultation fee of TWENTY FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00) as per the Addendum attached hereto as SCHEDULE A (the "Cash Fee") to Consultant for services as described in paragraph 1, herein. This Agreement shall become effective upon the signature execution by all parties.

          2.2. In addition to the Cash Fee described in paragraph 2.1, above, Company understands and agrees that Consultant and/or Consultant's designees, shall own, and Company shall sign the resolution to issue upon request, an equity position which shall be equal to SIX PERCENT (6%) ("Equity Position") of the total outstanding Company common stock (The Equity Position shall be calculated as a post private offering percentage);

3. SERVICES NOT INCLUDED. Unless otherwise specified in Paragraph 1, herein, this Consulting Agreement does not cover any of the following: exchange listing fees (if applicable), audited financial costs, general bookkeeping, blue sky fees (if applicable), transfer agent fees, corporate formation or restructuring, online PPM hosting, business plan preparation, quarterly reports and other filing fees, and other related ongoing costs associated with being publicly traded.

4. INDEMNIFICATION.  The Parties hereby agree to protect, indemnify, defend and hold harmless the other Party and its affiliated persons or entities from any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) arising out of or in connection with a third-party claim of any kind against the other Party or its affiliated persons or entities concerning any transaction in which other Party participates as a result of or relating in any way to this Agreement. Notwithstanding the foregoing, Company agrees to indemnify and defend Consultant on any third-party claim arising from any act by Consultant undertaken in good faith in accordance with the terms of this Agreement.

5. LIABILITY.  In no event shall Consultant or its affiliated persons or entities be liable to Company or its affiliated persons or entities for any special, consequential, indirect, incidental or punitive damages or lost profits, however caused and on any theory of liability (including negligence and strict liability) arising in any way out of this Agreement, whether or not Consultant or Company has been advised of the possibility of such damages.

6. ATTORNEY FEES.  In any litigation or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the prevailing party shall be entitled to recover from the other party all actual attorney's fees, expenses, and costs incurred in good faith by the prevailing party.  The term "prevailing party" shall include any party who engages counsel and subsequently obtains substantially the result sought, whether by compromise, settlement, or judgment.

7. OTHER ACTIVITIES.  The Company recognizes that Consultant now renders and may continue to render management and other services to other companies, which may or may not have policies and conduct activities similar to those of the Company.  Consultant shall be free to render such advice and other services and the Company hereby consents thereto.  Consultant shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes, and shall have no obligation to procure or generate a minimum amount of business, revenues, trading volume, or share price increase for Company or its affiliated entities or persons.

8. DUTIES AND OBLIGATIONS.

          8.1. Company will cooperate fully and timely with Consultant so as to enable Consultant to perform its services.

          8.2. Should Consultant introduce Company to financial firms, Company will act diligently and promptly in reviewing materials submitted to it, and will forward copies of any such materials to Consultant for its review.

          8.3. Company shall have its audits completed by a PCAOB qualified auditor within 90 days of this Agreement.

9. REPRESENTATIONS AND WARRANTIES.

          9.1. Company represents and warrants to Consultant as follows:

                    9.1.1. The signatories to this Agreement have full power and authority to execute this Agreement and to perform all of its obligations hereunder.

                    9.1.2. This Agreement has been duly executed by the Company and is a legal and binding agreement of Company enforceable against Company in accordance with its terms.

                    9.1.3. The Company hereby represent that neither the Company, nor any of its Controlling Shareholders have been convicted of any felony and/or any convicted of or investigated for securities infractions whatsoever that have not already been fully disclosed to Consultant in writing.

                    9.1.4. The business and operations of Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect the Company or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of Company or cause acceleration under any arrangement, agreement or other instrument to which Company is a party or by which any of its assets are bound. Company has performed in all respects all of its obligations which are, as of the date of this Agreement, required to be performed by it pursuant to the terms of an! y such agreement, contract or commitment.

10. MISCELLANEOUS.

          10.1. Although Consultant's services may include general advice and consultation regarding general legal topics relating to the consulting services to be rendered, particularly with respect to areas of financial expertise of Consultant, the services rendered by Consultant do not include the rendition of professional legal services or any specific legal service, advice or consultation by Consultant or its employees.

          10.2. Consultant is not an underwriter or broker dealer and that it performs no underwriting function. Company further understands that Consultant's only function with relation to any potential funding is as an introducing party. Consultant shall not negotiate on behalf of Company with regard to potential funding terms, nor will Consultant engage in sales efforts on behalf of Company with regard to potential funding sources. Company shall not offer cash or other compensation incentives to Consultant as enticement to engage in sales efforts on behalf of Company with potential funding sources and Consultant shall not accept compensation for introductions to or performance of funding sources. If introductions to funding sources are made to Company by Consultant, Company understands and agrees that it ! is the Company's responsibility to have its own independent counsel review all potential funding terms, documents and agreements submitted to Company from funding sources and that Consultant shall not be held responsible in any way for any terms of the agreements, actions, inactions, performance or lack thereof, or possible wrongdoings of the Funding Sources or other introductions it makes to Company.

11. NON-CIRCUMVENTION AND NON-COMPETE.

          11.1. Company hereby irrevocably agrees not to circumvent, avoid, bypass, or otherwise obviate Consultant or any of Consultant's associates, with regard to introductions made to Company by Consultant directly or indirectly, to avoid payment of fees in any transaction with any corporation, partnership, or individuals, revealed by Consultant to Company (excluding those previously known to Company), in conjunction with any project, transaction, or loans, investments, collateral, or funding. Company acknowledges and agrees that all introductions effected by Consultant are the proprietary property of Consultant and integral to its income. Company further agrees not to disclose or otherwise reveal, to any third party, any introductions or other confidential information provided by Consultant, particularly that concerning registered broker dealers, underwriters, investment bankers, fund managers or other funding sources, market makers, investor relations firms, SEC attorneys, SEC accountants, and other consultant's names, addresses, telex/fax/telephone numbers or other means of access thereto, including bank information, codes or references and/or such information, provided to Company by Consultant on a confidential or privileged basis, without the specific, formal and written consent of Consultant. Any and all names, addresses, telex/fax/telephone numbers, bank information, codes or references provided shall be presumed to be confidential and shared on a need to know basis' only with those subject to a like non-circumvention non-disclosure agreement except where otherwise agreed to in writing or required by law.

          11.2. The Parties further irrevocably covenant and agree not to solicit, encourage, or otherwise advise, divert, or otherwise interfere, directly or indirectly, any associates of the other Party, including but not limited to employees, agents or independent contractors, to terminate their employment and/or to cease any agent or independent contractor relationship with the other Party for a period of Three Hundred and Sixty Five (365) consecutive days following the termination of this Agreement.

12. CONFIDENTIALITY.  The Company agrees not to directly or indirectly disclose to any other person or entity any of the terms of this Consulting Agreement ("Terms"). Company hereby agrees to safeguard such Terms at all times so that they are not exposed to, or taken by, any unauthorized person. If it should become necessary to disclose the relationship created by this Agreement, then such disclosure shall not include the Terms of compensation, unless required by law. It is understood that, with regard to announcements of retention, approval of listing on the OTCBB, possible Funding introduced to Company by Consultant, if applicable, etc., Consultant, at its discretion, may make one or more public announcements of the terms and specifics of Funding secured for the Company, etc., and such announcement may include, but shall not be limited to,! the amount of the Funding agreement, the type and specifics of Funding, the relationship between Consultant and Company, the name of the Funding Source and the name of the Company, etc.

13. DILUTION OF CONSULTANT BY REVERSE SPLIT WITH SUBSEQUENT ISSUANCE OF STOCK. Company agrees that it will not cause Consultant to suffer any dilution of its percentage ownership of Company's shares as a result of any restructuring of the Company's stock specifically through reverse stock split corresponding or followed with a share issuance.  Should Company conduct a reverse share split and corresponding or following issuance of shares, Consultant will be issued shares so as not to cause Consultant to suffer any dilution of its percentage ownership. This clause does not have any bearing on issuances of stock without a reverse stock split.

14. NOTICE.  All notices, demands and other communications given or delivered under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail, return receipt requested, or delivered by express courier service or emailed or sent via facsimile with hard copy to follow.

If to Consultant:
                                        Going Public
                                        11440 West Bernardo Court, Suite 300
                                        San Diego, California 92127, USA

                                        Attention: Lauren Fishman
                                        Telephone Number:  858-926-5396
                                        Facsimile Number: 858-712-0311
                                        E-Mail Address: info@gopublicpros.com

If to Company:
                                        Citadel EFT
                                        1100 Irvine Blvd, Suite 322
                                        Tustin, CA 92780, USA
                                        Attention: Gary DeRoos, Owner
                                        Telephone Number: 714-730-8143
                                        Cell Phone Number: 714-42-30701
                                        Facsimile Number: 732-559-7802
                                        E-mail address: bankcards@att.net

15. TERMINATION AND SURVIVAL.

          15.1. This Agreement will become effective ("Effective Date") upon Consultant's receipt of fully executed contract and the cash  compensation described herein, and will terminate two years from the date of this Agreement, or upon fulfilling all services described in Paragraph 1, herein, whichever occurs first.

          15.2. The terms and conditions of paragraphs 2 through and including all paragraphs prior to this section shall survive termination of this Agreement.

16. GENERAL PROVISIONS.

          16.1. Headings. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

          16.2. Severability.  If a court of competent jurisdiction holds any provision of this Agreement to be illegal, unenforceable, or invalid in whole or in part for any reason, the validity and enforceability of the remaining provisions, or portions of them, will not be affected.

          16.3. Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties.

          16.4. Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement, and any and all other written or oral agreements existing between the Parties before the Effective Date of this Agreement with respect to the subject matter of this Agreement are expressly cancelled.

          16.5. Modification of Agreement.  This Agreement may be supplemented, amended, or modified only by the mutual agreement of the Parties.  No supplement, amendment, or modification of this Agreement shall be binding unless it is in writing and signed by all Parties.

          16.6. Binding Effect.  Subject to any restrictions on assignment contained in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, representatives, successors, and assigns.

          16.7. Nonwaiver. Any failure by any Party to enforce any part of this Agreement shall not be deemed a waiver by such Party of its right to enforce this Agreement according to its terms and applicable law.  No waiver of any breach, failure of any condition, or any right or remedy contained in or granted by the provisions of this Agreement shall be effective unless it is in writing and signed by the party waiving the breach, failure, right, or remedy.  No waiver of any breach, failure, right, or remedy shall be deemed a waiver of any other breach, failure, right, or remedy, whether or not similar, nor shall any waiver constitute a continuing waiver unless the writing so specifies.

          16.8. No Assignment.  Neither Party to this Agreement may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party to this Agreement, which consent may not be unreasonably withheld.

          16.9. Counterparts.  This Agreement may be executed in several counterparts, all of which taken together shall constitute one instrument.  A signature of a party delivered by telecopy or other electronic communication shall constitute an original signature of such party.

17. GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding its conflict of laws rules.  The Parties agree that a substantial amount of services under the Agreement will be performed in San Diego County, and hereby submit to, and waive any objection to, the jurisdiction of California and the venue of San Diego County for the purposes of any litigation arising out of or relating to this Agreement.

          IN WITNESS WHEREOF, the undersigned has caused this Consulting Agreement to be executed on the day and year first above written.

Citadel EFT

GARY DEROOS
Gary DeRoos, Owner

Going Public

LAUREN FISHMAN
Lauren Fishman
Member

 *Please fax all executed documents to US (858) 712-0311

SCHEDULE A

ADDENDUM TO CONSULTING AGREEMENT

          1. This Agreement, signed this 18th day of June, 2009 is an addendum to the Consulting Agreement signed by Gary DeRoos ("Controlling Shareholders") whereby Going Public ("Consultant") will convert Citadel EFT (the "Company") to a publicly traded entity and whereby Consultant has agreed to a payment plan to Company and its Controlling Shareholders for payment for Consultant's services.

          2. Payment Schedule. The Cash Fee of Twenty Five Thousand Dollars ($25,000.00) is to be paid to Consultant, as follows: $25,000.00 is to be paid upon execution of this Addendum to the Consulting Agreement and is to be paid via wire transmission as per the following wire instructions:

                    Wells Fargo Bank
                    Dallas, Texas, USA
                    Routing #121000248
                    Account #2883986941
                    Account Name: Going Public

         4. All Other Payment Provisions. All payments of the Cash Fee and interest hereunder shall be payable to Consultant in lawful money of the United States of America in immediately available funds. All delivery of payments shall be made at the offices of Consultant, or at such other place as Consultant may designate in writing, not later than 3 p.m. on the Maturity Date, without offset. Any payment coming due on a day which is not a Business Day, shall be made on the next succeeding Business Day, and any such extension of the time of payment shall be included in the computation of interest payments. All payments shall be made via bank wire transmission as per the wire instructions already provided.

          5. Escrow Shares. Pursuant to the Escrow Agreement executed concurrently herewith and attached as Exhibit "1" hereto, the Controlling Shareholders hereby agree to transfer a controlling interest of shares of the Company's common stock (including any subsequent forward or reverse splits and/or dividends) with signature medallion guaranteed stock powers ("Controlling Interest") to be held in escrow by Anslow & Jaclin, LLP in the name of Controlling Shareholders ("Escrow Shares") until the Note and all interest, as described herein, is paid in full (the "Restriction Period"). During the Restriction Period, Controlling Shareholders will retain voting rights, but agree that the Escrow Shares shall not be traded. Upon the Note being paid including all interest, the Restriction Period shall end, and the Escrow Shares shall be immediately delivered to the Controlling Shareholders. Once Company is approved to trade on the OTC bulletin board, in the event that the Company defaults under the terms of the Consulting Agreement, the Consultant shall immediately notify the Escrow Agent, Company and Controlling Shareholders in writing of such default. In the event that the default is not remedied within ten (10) business days of the receipt of the notice of default, the Escrow Agent shall be authorized to immediately release the Escrow Shares to the Consultant without prior approval from the Company or the Controlling Shareholder. In such a case, once the Escrow Shares are released to Consultant, Company shall forever be released from the security interests granted to Consultant in Company's real property and tangible and intangible personal property.

          7. Cooperation of Company and its Controlling Shareholders. It is important that Company and Controlling Shareholders cooperate fully and timely with Consultant so as to enable Consultant to perform its services. As such, requests for due diligence documents and information will typically be made via email from an employee, agent, consultant, or attorney of Consultant. Company and Controlling Shareholders agree to provide requested due diligence documents and information to Consultant promptly, but no later than 30 days from the receipt of request.

          8. No Cancellation Policy/Cash Fee Due In Full/Breach and Default. All Compensation is earned upon execution of this Agreement. As such, the Company and Controlling Shareholders expressly understand and agree that there are no cancellations and/or refunds of any kind, in part or full, even if the services described herein are incomplete due to, among other things, the Company or Controlling Shareholders simply changing their minds or otherwise failing to go public due to their own actions or inactions and/or omissions or failures to provide

Consultant with the necessary documentation or information requested by Consultant or failures to cooperate with Consultant's directives and/or breach this Agreement.

          9. Company will immediately give written notice to Consultant of any change in the Company's financial condition, or in the nature of its business or operations which had or might have an adverse effect on its operations, assets, properties or prospects of its business. Consultant will also inform Consultant of any outside parties that are a potential investment, funding, merger or acquisition candidates and forward copies of any such materials to Consultant for its review. Company will give full disclosure of all material facts concerning Company to Consultant and up-date such information on a timely basis.

          10. If Consultant introduces Company to any third party whatsoever, directly or indirectly, and such third party raises, finds, refers or otherwise causes, directly or indirectly, any kind of equity or debt financing infusion (in an amount greater than or equal to one million dollars) into Company, then all monies due to Consultant from Company, including all principal and interest due, must be paid in full by Company, plus a referral fee of TWENTY FIVE THOUSAND DOLLARS ($25,000.00), within five (5) business days of acceptance and receipt of the first funds raised or, in the case where an escrow account is used for incoming funds, Company will insure that Consultant shall be paid directly from said escrow account immediately, before any other funds are disbursed to any other party from said escrow account.

          11. If at any time during the process of assisting Company to achieve a listing on the OTCBB, the Company decides to engage a third party to assist Company in the process of going public instead of Consultant, Consultant shall be owed, and Company will pay the same cash and equity Compensation as set forth in the Consulting Agreement and/or Secured Demand Note executed concurrently herewith, under the same terms and conditions originally set forth in such Agreements.

          12. COMPANY AND CONTROLLING SHAREHOLDER EXPRESSLY ACKNOWLEDGE AND AGREE THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT BY THEM IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN OR ESTIMATE THE AMOUNT OF THE DAMAGES TO CONSULTANT BASED ON, AMONG OTHER THINGS, LOST OPPORTUNITIES TO WORK WITH OTHER COMPANIES AND THE TIME, EXPENSES AND EFFORTS SPENT ON COMPANY, AND THEREFORE THEY AGREE THAT THE ENTIRE UNPAID PORTION OF THE PRINCIPAL BALANCE (THE NOTE) SHALL BE DUE IN FULL IN THE EVENT OF A BREACH BY COMPANY AND/OR CONTROLLING SHAREHOLDER.

          13. UCC Filings. All appropriate UCC filings shall be made to secure the consultation fee as outlined above. In addition, Company and Controlling Shareholders shall sign a Secured Note.

          14. Modification. The terms of this Addendum can be modified, changed, extended at any time by mutual agreement in writing.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the undersigned has caused this Addendum to Consulting Agreement to be executed on the day and year first above written.

CONTROLLING SHAREHOLDER:

GARY DEROOS
 Gary DeRoos, Owner

Consultant

LAUREN FISHMAN
Lauren Fishman
Member

EXHIBIT 1

ESCROW AGREEMENT

          THIS ESCROW AGREEMENT (this "Agreement") is made this  18th day of June, 2009 by and between Citadel EFT, having its principal office at 1100 Irvine Blvd, Suite 322, Tustin, CA 92780, USA (hereinafter referred to as "Company"), and Gary DeRoos ("Controlling Shareholders") and Going Public, LLC having its principal office at 11440 West Bernardo Court, Suite 300, San Diego, California 92127, USA (hereinafter referred to as "Consultant") and Anslow & Jaclin, LLP, as Escrow Agent ("Escrow Agent").

          WHEREAS, the Company, the Controlling Shareholders and the Consultant hereby agree that a controlling interest of their shares of the Company's common stock shall be held in escrow by Anslow & Jaclin, LLP ("Escrow Shares") until the Note and all interest, as described herein, is paid in full (the "Restriction Period"). During the Restriction Period, the Company agrees that the Escrow Shares shall not be transferred. Upon the Note being repaid including all interest, the Restriction Period shall end, and the Escrow Shares shall be immediately delivered to the Controlling Shareholders.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises herein, the parties, intending to be legally bound, hereby agree as follows:

          1. Appointment of Escrow Agent.  Anslow & Jaclin, LLP, is hereby appointed as the Escrow Agent and hereby accepts its appointment and designation as Escrow Agent pursuant to the provisions of this Agreement.

          2. Disposition of Escrow Shares.  The Escrow Agent shall hold the Escrow Shares in accordance with the terms of this Agreement and the specific instructions set forth in Section 5 herein. The Escrow Agent shall not release the Escrow Shares until the Note and all interest, as described herein, is paid in full (the "Restriction Period").

          3. Escrow Agent only a Depositary.  The Escrow Agent shall have no duties or obligations other than those specifically set forth herein. The acceptance by the Escrow Agent of its duties under this Escrow Agreement is subject to the terms and conditions hereof, which shall govern and control with respect to its rights, duties, liabilities and immunities. The Escrow Agent acts hereunder as a depositary only and, if acting in good faith, is not responsible or liable for the sufficiency, correctness, genuineness or validity of any instrument deposited hereunder or with respect to the form or execution of the same or the identity, authority or rights of any person executing or depositing the same.

          4. Delivery of Shares to Escrow.  The Company hereby gives its approval and Company's transfer agent is hereby instructed to deliver the Escrow Shares directly to the Escrow Agent upon issuance, as follows: Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726, Attn.: Gregg Jaclin, Esq.

          5. Release of Shares. Upon receipt by the Consultant of Payment of the Note and all interest, the Escrow Agent can immediately release the Escrow shares to the Controlling Shareholders. In the event that the Company fails to make payment under the Note, the Consultant shall immediately notify the Escrow Agent, Company and Controlling Shareholders in writing of such default. In the event that the default is not remedied within ten (10) days of the receipt of the notice of default, the Escrow Agent shall be authorized to immediately release the Escrow Shares to the Consultant without prior approval from the Company or the Controlling Shareholder.

          6. Notice.  Other than as specifically set forth herein, the Escrow Agent shall not be required to take or be bound by any notice or to take any action unless the Escrow Agent is indemnified in a manner satisfactory to it against any expense or liability.

          7. Reliance upon the Company and the Controlling Shareholders.  The Escrow Agent shall be fully protected in relying in good faith upon any written certification, notice, direction, request, waiver, consent, receipt or other document received in connection with this Agreement that the Escrow Agent reasonably believes to be genuine and may assume that any person or entity purporting to give any such certification, notice, direction, request, waiver, consent, receipt or other document has been duly authorized to do so.  The Escrow Agent shall be under no duty or obligation to ascertain the identity, authority and/or rights of any person submitting instructions to the Escrow Agent in accordance with this Agreement.

          8. Limitations of Liability. The Company, Controlling Shareholders agree that the duties of Escrow Agent are only such as are herein specifically provided, being purely ministerial in nature, and that so long as it has acted in good faith the Escrow Agent shall incur no liability whatsoever except for willful misconduct or gross negligence.  The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

          9. Adverse claims.  In the event of an adverse claim or demand affecting the Escrow Shares, the Escrow Agent may refuse to comply with such claim or demand and may refuse to deliver or dispose of the Escrow Shares until the rights of the adverse claimants have been finally adjudicated in a court of competent jurisdiction or until all differences shall have been adjusted by agreement and the Escrow Agent shall have been notified thereof in writing signed by all parties to this Agreement.

          10. Authority for Agreement.  The Company, Controlling Shareholders and the Consultant  represent and warrant to the Escrow Agent that (i) they are duly authorized to enter into this Agreement and the transactions contemplated hereunder, (ii) this Agreement is a valid and binding obligation and does not conflict with, violate or cause a default under any provisions of federal or state law or any order, decree, license, permit or the like or any other agreement or instrument to which they are a party or by which they are bound; and (iii) the officer or officers signing this Agreement on their behalf are duly authorized to do so.

          11. Escrow Property.  Nothing contained herein shall be deemed to obligate the Escrow Agent to pay or transfer any monies hereunder unless and until such funds are received by the Escrow Agent.  The Escrow Agent shall have no responsibility to make collections of any checks returned and not paid for whatever reasons. The Company, Controlling Shareholders and the Consultant agree in solido to reimburse the Escrow Agent for any loss and expenses incurred as a result of checks being returned.  No assignment, transfer, conveyance or hypothecation of any right, title or interest in and to the Escrow Shares shall be binding upon the Escrow Agent unless written notice thereof shall be served upon the Escrow Agent and all fees, costs and expenses incident to such transfer of interest shall have be! en paid.

          12. Terms of Agreement.  The terms of this Agreement may be altered, amended, modified or revoked by writing only, signed by all of the parties hereto or their successors or assigns, and approved by the Escrow Agent, upon payment of all fees, costs and expenses incident hereto.

          13. Compensation.  In consideration for the Escrow Agent's agreement to perform the services set forth in this Agreement, the Company and the Controlling Shareholders agree to pay for any payments for costs or damages as otherwise discussed in this Agreement. All fees charged shall be paid by the Company and the Controlling Shareholders. The Company and the Controlling Shareholders  agree to pay the Escrow Agent's costs and expenses in connection with any dispute or litigation threatened or commenced which requires the Escrow Agent in its opinion to refer such matter to its attorneys.  Escrow Agent will incur no liability for any delay reasonably required to obtain such advice of counsel. The Escrow Agent shall have a first lien on the Escrow Shares held by it hereunder for its compensation and any costs or expenses incurred.

          14. Integration.  This instrument is the entire agreement of the parties hereto.  The Escrow Agent shall have no duty to know or determine the performance or nonperformance of any provision of any agreement between or with the other parties hereto, and the original copy or a copy of any such agreement deposited with the Escrow Agent shall not bind it in any manner.  The Escrow Agent assumes no responsibility for the validity or sufficiency of any documents or papers or payments deposited or called for hereunder except as may be expressly and specifically set forth in this Agreement.

          15. Disagreement.  If any two parties shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety, of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion, file a concursus proceeding to resolve the said disagreement.  Escrow Agent shall be jointly and severally indemnified by the Company  and the Controlling Shareholders for all reasonable cost, including reasonable attorney's fees, in connection with the above said concursus action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the concursus proceeding is received.

          16. Indemnification.  The Company and the Controlling Shareholders hereby agree to indemnify and hold Escrow Agent harmless from and against any and all claims, demands, actions, proceedings, judgments, losses, damages, counsel fees, court costs, payments, expenses, and all liabilities whatsoever, which Escrow Agent at any time shall or may sustain or incur by reason of complying with the duties of this Agreement or any requests made by the Seller and the Purchaser save for its own gross negligence or willful misconduct.

          17. Termination. Unless the Escrow Agent earlier resigns, this Agreement shall terminate upon final distribution of all Escrow Property by the Escrow Agent.

          18. Resignation of Escrow Agent.  The Escrow Agent may resign at any time by giving written notice by Certified Mail, Return Receipt Requested to all of the parties hereto to be effective thirty days after such notice has been deposited into the U.S. Mail (the "Resignation Notice"). Within 30 days after giving the Resignation Notice, the Company and the Controlling Shareholders shall mutually select a substitute escrow agent and give written notice of the substitute escrow agent to the Escrow Agent.  If the Escrow Agent does not receive notice of a substitute escrow agent within such 30-day period, it may, at the expense of the Company and the Controlling Shareholders, petition a court of competent jurisdiction to select a substitute escrow agent, and send notice thereof to the Comp! any and the Controlling Shareholders. Costs of such petition, including reasonable attorney fees, shall be borne by the Company and the Shareholders or may be assessed by the resigning Escrow Agent against the Escrow Shares.  The substitute escrow agent shall, as a condition to its serving as the escrow agent hereunder, agree in writing to carry out the duties and obligations of the escrow agent hereunder in accordance with the terms of this Agreement.  Thereafter, the Escrow Agent shall transfer the Escrow Shares then in the possession of the Escrow Agent to the substitute escrow agent.  The Escrow Agent's resignation shall take effect upon the satisfaction of all of the conditions set forth in this Section 18.

          19. Investments.  The Escrow Agent shall not be responsible or liable for any diminution of principal, interest, or penalty on any investments of the Escrow Shares made pursuant to the terms of this Agreement.

          20. Successors and Assigns.  The rights created by this Agreement shall inure to the benefit of, and the obligations related thereby shall be binding upon, the successors and assigns of the parties hereto.

          21. Terrorism and Anti-Money Laundering.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions, including Escrow Agent, to obtain, verify and record information that identifies each person/entity opening an account.  For this account, Escrow Agent will need the principal name and address of each party, tax payer identification number, and other information, such as certified articles of incorporation, a government-issued business license, a partnership agreement, and annual report field with the Secretary of State (or equivalent), or a trust agreement, that will allow the Escrow Agent to identify the parties to the Escrow.

          22. Notices.   All notices, requests, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, registered, first class, postage paid:

If to the Escrow Agent:
                                        Anslow & Jaclin, LLP
                                        195 Route 9 South, Suite 204
                                        Manalapan, New Jersey 07726
                                        Attention: Gregg Jaclin, Esq.

                                        Facsimile: 732-577-1188
                                        Telephone: 732-409-1212

If to the Company:
                                        Citadel EFT
                                        1100 Irvine Blvd, Suite 322
                                        Tustin, CA 92780, USA
                                        Attention: Gary DeRoos
                                        Telephone Number: 714-730-8143
                                        Cell Phone Number: 714-423-0701
                                        Facsimile Number: 732-559-7802
                                        E-Mail Address: bankcards@att.net

If to the Consultant:
                                        Going Public
                                        11440 West Bernardo Court, Suite 300
                                        San Diego, California 92127, USA
                                        Attention: Lauren Fishman, President
                                        Telephone:  858-926-5396
                                        Facsimile: 858-712-0311
                                        E-mail: info@gopublicpros.com

          23. Conflicts.  If a conflict arises between any documents and the terms set forth herein, then the terms set forth herein shall rule.

          24. General Provisions:

                    24.1. Headings. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

                    24.2. Severability.  If a court of competent jurisdiction holds any provision of this Agreement to be illegal, unenforceable, or invalid in whole or in part for any reason, the validity and enforceability of the remaining provisions, or portions of them, will not be affected.

                    24.3. Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties.

                    24.4. Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement, and any and all other written or oral agreements existing between the Parties before the Effective Date of this Agreement with respect to the subject matter of this Agreement are expressly cancelled.

                    24.5. Modification of Agreement.  This Agreement may be supplemented, amended, or modified only by the mutual agreement of the Parties.  No supplement, amendment, or modification of this Agreement shall be binding unless it is in writing and signed by all Parties.

                    24.6. Binding Effect.  Subject to any restrictions on assignment contained in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, representatives, successors, and assigns.

                    24.7. Nonwaiver. Any failure by any Party to enforce any part of this Agreement shall not be deemed a waiver by such Party of its right to enforce this Agreement according to its terms and applicable law.  No waiver of any breach, failure of any condition, or any right or remedy contained in or granted by the provisions of this

Agreement shall be effective unless it is in writing and signed by the party waiving the breach, failure, right, or remedy.  No waiver of any breach, failure, right, or remedy shall be deemed a waiver of any other breach, failure, right, or remedy, whether or not similar, nor shall any waiver constitute a continuing waiver unless the writing so specifies.

                    24.8. No Assignment.  Neither Party to this Agreement may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party to this Agreement, which consent may not be unreasonably withheld.

                    24.9 Counterparts.  This Agreement may be executed in several counterparts, all of which taken together shall constitute one instrument.  A signature of a party delivered by telecopy or other electronic communication shall constitute an original signature of such party.

          25. GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding its conflict of laws rules. The Parties agree that a substantial amount of services under the Agreement will be performed in San Diego County, and hereby submit to, and waive any objection to, the jurisdiction of California and the venue of San Diego County for the purposes of any litigation arising out of or relating to this Agreement.

           IN WITNESS WHEREOF, the undersigned have hereto affixed their signatures as of the date first set forth above.

ESCROW AGENT:

ANSLOW & JACLIN, LLP

By: GREGG JACLIN
       Name: Anslow & Jaclin, LLP

Citadel EFT

By: GARY DEROOS
       Gary DeRoos
       Title: Owner

CONTROLLING SHAREHOLDER:

By: GARY DEROOS
       Name: Gary DeRoos
       Title: Owner

CONSULTANT:

By: LAUREN FISHMAN
       Name: Lauren Fishman
       Title:  Member